For Immediate Release
Contact:
Ms. Krista Arkfeld
Director of Corporate Communications
karkfeld@supertelinc.com

Supertel Hospitality Reports 2014 Second Quarter Results

NORFOLK, NE., August 14, 2014 – Supertel Hospitality, Inc. (NASDAQ: SPPR), a real estate investment trust (REIT), today announced its results for the second quarter ended June 30, 2014.

2014 Second Quarter Key Events

•	Revenues from continuing operations of $16.1 million increased 8.6 percent over the same 2013 period.

•	Improved revenue per available room (RevPAR) 8.7 percent to $45.39 for the same-store, continuing operations hotels.

•	Sold five hotels in the second quarter and one hotel following the close of the quarter.

•	Improved Adjusted EBITDA to $5.1 million, an increase of 16.0 percent over the same 2013 period.

•	Increased Adjusted FFO (AFFO) to $2.0 million, an increase of 131.4 percent over the same 2013 period.

Second Quarter Operating and Financial Results

Second quarter 2014 revenues from continuing operations rose 8.6 percent to $16.1 million compared to the same year-ago period. The increase was due in part to improved results at the four hotels rebranded in 2013, improvement in the Washington D.C. market, increased construction business in the Midwest, along with aggressive rate and sales strategies implemented to capitalize on improving economic conditions.

Supertel had a 2014 second quarter net loss attributable to common shareholders of $(11.3) million, or $(3.44) per basic and diluted share, compared to net earnings of $1.5 million or $0.53 per basic share and $(0.01) per diluted share for the same 2013 period. The loss was due to the change in valuation of the derivative liabilities for the quarter. The fair value of the derivative liabilities increased by an aggregate of $11.7 million and decreased by an aggregate of $2.1 million during the second quarter of 2014 and 2013, respectively. The change in fair value is due primarily to a change in the conversion price of the Series C Preferred Stock and exercise price of the related warrants following the completion of the company’s 2014 second quarter subscription rights offering.

Funds from operations (FFO) was $(9.6) million for the 2014 second quarter, compared to $3.0 million in the same 2013 period.  Adjusted funds from operations (AFFO), which is FFO adjusted to exclude gains and losses on derivative liabilities, acquisition and termination expense, and terminated equity transactions expense, in the 2014 second quarter was $2.0 million, compared to $0.9 million in the same 2013 period.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $(7.4) million for the 2014 second quarter, compared to $6.1 million in the same year-ago period.  Adjusted EBITDA, which is EBITDA before noncontrolling interest, net gain/loss on disposition of assets, impairment, preferred stock dividends, unrealized gain/loss on derivatives, acquisition and termination expense and terminated equity transactions expense, was $5.1 million, compared to $4.4 million for the 2013 second quarter.

In the second quarter 2014, the 47-hotel same store portfolio reported an increase in revenue per available room (RevPAR) of 8.7 percent to $45.39, led by a 7.7 percent improvement in occupancy to 69.9 percent, and a 0.9 percent increase in ADR to $64.92, compared to the 2013 second quarter.

“I am pleased with the improvements we saw in the second quarter,” said Jeffrey Dougan, Supertel’s Chief Operating Officer.  “It is clear that our work to properly position each hotel within its submarket is starting to pay off.”

Disposition Program

In the 2014 second quarter the company sold five hotels with an aggregate of 378 rooms and combined gross proceeds of $9.2 million. The proceeds were used to reduce debt.

The five sold hotels include:

•	65-room Baymont Inn and Suites in Brooks, Kentucky sold April 24, 2014 for $1.7 million

•	101-room Super 8 in Omaha, West Dodge, Nebraska sold May 6, 2014 for $1.6 million

•	108-room Super 8 in Boise, Idaho sold June 4, 2014 for $2.8 million

•	40-room Super 8 in Clarinda, Iowa sold June 11, 2014 for $1.7 million

•	64-room Super 8 in Norfolk, Nebraska sold June 23, 2014 for $1.4 million

Following the close of the 2014 second quarter, the company sold the 172-room Savannah Suites in Jonesboro, Georgia on July 15, 2014 for $1.4 million.

As of June 30, 2014, the company is marketing 16 hotels for sale and expects to generate approximately $23.7 million in gross proceeds to be used primarily to pay off the underlying loans and provide capital to reinvest in existing core properties.

Subsequent Events

On August 1, 2014, Supertel’s revolving credit facility with Great Western Bank was extended to June 30, 2015. Additionally, the interest rate was reduced from 4.95 percent to 4.5 percent.

Capital Reinvestment

The company invested $0.9 million in capital improvements throughout the portfolio in the 2014 second quarter to upgrade its properties and maintain brand standards, bringing the year to date investment to $1.3 million. Notable capital improvements included renovations at the former Captain’s Table restaurant located at the Solomons (Beacon Marina), Maryland Comfort Inn; computer upgrades at all hotels to ensure PCI compliance; and an exterior update at the Burlington, Iowa Super 8.

Balance Sheet

As of June 30, 2014, Supertel had $81.7 million in outstanding debt on its continuing operations hotels with an average term of 2.3 years and weighted average annual interest rate of 6.4 percent.

Dividends

The company did not declare a dividend on common stock in the 2014 second quarter. The company’s board of directors elected to suspend the payment of monthly dividends commencing December 31, 2013 on the outstanding shares of its 8.00% Series A Cumulative Convertible Preferred Stock (NASDAQ: SPPRP), quarterly dividends on the outstanding shares of its 10.00% Series B Preferred Cumulative Stock (NASDAQ: SPPRO), and the quarterly dividends on the outstanding shares of its 6.25% Series C Cumulative Convertible Preferred Stock to preserve capital and improve liquidity.  The board of directors will continue to monitor the dividend policy.

Outlook 2014

“The company generated meaningful progress in its operational and financial pursuits in the second quarter. RevPar increased significantly over our same quarter results in 2013, sales of non-core assets continued as called for in our business plan, and Supertel’s debt burden is now more consistent with the industry,” said Kelly Walters, Supertel’s President and Chief Executive Officer.

“Looking forward, the company must grow its asset base to compete effectively for capital in the public markets. Buoyed by the improving balance sheet, the Board of Directors is actively engaged with our financial advisors to chart a path toward restoring our access to equity capital.  Patience remains essential as we continue our transformation to premium branded, select service hotels where economies of scale work in our favor.”

About Supertel Hospitality, Inc.

Supertel Hospitality, Inc. (NASDAQ: SPPR) is a self-administered real estate investment trust that specializes in the ownership of select-service hotels.  The company currently owns 62 hotels comprising 5,459 rooms in 20 states.  Supertel’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Choice and Wyndham.  For more information or to make a hotel reservation, visit www.supertelinc.com.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

SELECTED FINANCIAL DATA:
Supertel Hospitality, Inc.
Balance Sheet
As of June 30, 2014 and December 31, 2013
(Dollars in thousands, except share and per share data)

	As of
	June 30, 2014	December 31, 2013
	(unaudited)

ASSETS
Investments in hotel properties	$192,518	$194,078
Less accumulated depreciation	69,220	68,475
	123,298	125,603

Cash and cash equivalents	639	45
Accounts receivable, net of allowance for
doubtful accounts of $17 and $20	2,187	1,083
Prepaid expenses and other assets	5,258	4,000
Deferred financing costs, net	2,332	2,601
Investment in hotel properties, held for sale, net	28,958	38,753
	$162,672	$172,085

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable, accrued expenses and other liabilities	$9,662	$7,745
Derivative liabilities, at fair value	15,510	5,907
Debt related to hotel properties held for sale	23,666	35,224
Long-term debt	81,743	82,821
	130,581	131,697

Redeemable preferred stock
10% Series B, 800,000 shares authorized; $.01 par value,
332,500 shares outstanding, liquidation preference of $8,312	7,662	7,662

EQUITY
Shareholders' equity
Preferred stock, 40,000,000 shares authorized;
8% Series A, 2,500,000 shares authorized, $.01 par value, 803,270
shares outstanding, liquidation preference of $8,033	8	8
6.25% Series C, 3,000,000 shares authorized, $.01 par value, 3,000,000
shares outstanding, liquidation preference of $30,000	30	30
Common stock, $.01 par value, 200,000,000 shares authorized;
4,684,266 and 2,897,539 shares outstanding	47	29
Additional paid-in capital	137,941	135,293
Distributions in excess of retained earnings	(113,694)	(102,747)
Total shareholders' equity	24,332	32,613
Noncontrolling interest
Noncontrolling interest in consolidated partnership,
redemption value $22 and $87	97	113

Total equity	24,429	32,726

COMMITMENTS AND CONTINGENCIES
	$162,672	$172,085

Supertel Hospitality, Inc.
Statement of Operations
For three and six months ended June 30, 2014 and 2013, respectively
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES
Room rentals and other hotel services	$16,059	$14,789	$27,349	$26,170

EXPENSES
Hotel and property operations	11,102	10,878	20,924	20,710
Depreciation and amortization	1,617	1,532	3,219	3,122
General and administrative	1,092	980	2,077	2,039
Acquisition and termination expense	0	28	0	49
Terminated equity transactions	(3)	0	65	0
	13,808	13,418	26,285	25,920

EARNINGS BEFORE NET LOSS
ON DISPOSITIONS OF
ASSETS, OTHER INCOME, INTEREST EXPENSE
AND INCOME TAXES	2,251	1,371	1,064	250

Net loss on dispositions of assets	(1)	(8)	(27)	(37)
Other income (loss)	(11,624)	2,131	(9,478)	1,834
Interest expense	(1,819)	(1,330)	(3,548)	(2,669)
Loss on debt extinguishment	(94)	(117)	(104)	(208)
Impairment	0	(7)	119	(7)

EARNINGS (LOSS) FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES	(11,287)	2,040	(11,974)	(837)

Income tax expense	0	0	0	0

EARNINGS (LOSS) FROM
CONTINUING OPERATIONS	(11,287)	2,040	(11,974)	(837)

Gain (loss) from discontinued operations, net of tax	829	338	1,011	(850)

NET EARNINGS (LOSS)	(10,458)	2,378	(10,963)	(1,687)

Loss (earnings) attributable to noncontrolling interest	15	(4)	16	3

NET EARNINGS (LOSS) ATTRIBUTABLE
TO CONTROLLING INTERESTS	(10,443)	2,374	(10,947)	(1,684)

Preferred stock dividends declared and undeclared	(858)	(837)	(1,704)	(1,674)

NET EARNINGS (LOSS) ATTRIBUTABLE
TO COMMON SHAREHOLDERS	$(11,301)	$1,537	$(12,651)	$(3,358)

NET EARNINGS (LOSS) PER COMMON SHARE
- BASIC AND DILUTED
EPS from continuing operations - Basic	$(3.69)	$0.41	$(4.42)	$(0.87)
EPS from discontinued operations - Basic	$0.25	$0.12	$0.33	$(0.29)
EPS Basic	$(3.44)	$0.53	$(4.09)	$(1.16)
EPS Diluted	$(3.44)	$(0.01)	$(4.09)	$(1.16)

Reconciliation of Non-GAAP Financial Measures
(Unaudited - In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Weighted average shares outstanding for:
calculation of earnings per share - basic	3,287	2,889	3,092	2,888
calculation of earnings per share - diluted	3,287	10,389	3,092	2,888

Weighted average shares outstanding for:
calculation of FFO per share - basic	3,287	2,889	3,092	2,888
calculation of FFO per share - diluted	3,287	10,389	3,092	2,890

Reconciliation of Weighted average number of shares for
EPS basic to FFO per share diluted:
EPS basic shares	3,287	2,889	3,092	2,888
Restricted Stock	-	-	-	2
Series C Preferred Stock	-	3,750	-	-
Warrants	-	3,750
FFO per share diluted shares	3,287	10,389	3,092	2,890

Reconciliation of net loss to FFO
Net loss attributable to common shareholders	$ (11,301)	$ 1,537	$ (12,651)	$ (3,358)
Depreciation and amortization	1,655	1,842	3,331	3,802
Net (gain) loss on disposition of assets	(465)	(1,350)	(608)	(1,297)
Impairment	506	954	477	1,461
FFO	$ (9,605)	$ 2,983	$ (9,451)	$ 608
Unrealized (gain) loss on derivatives	11,718	(2,137)	9,603	(1,820)
Gain on debt conversion	(88)	-	(88)	-
Acquisition and termination expense	-	28	-	49
Terminated equity transactions	(3)	-	65	-
Adjusted FFO	$ 2,022	$ 874	$ 129	$ (1,163)

FFO per share - basic	$ (2.92)	$ 1.03	$ (3.06)	$ 0.21
Adjusted FFO per share - basic	$ 0.62	$ 0.30	$ 0.04	$ (0.40)
FFO per share - diluted	$ (2.92)	$ 0.13	$ (3.06)	$ 0.21
Adjusted FFO per share - diluted	$ 0.17	$ 0.13	$ 0.04	$ (0.40)

FFO and Adjusted FFO (“AFFO”) are non-GAAP financial measures.  We consider FFO and AFFO to be market accepted measures of an equity REIT's operating performance, which are necessary, along with net earnings (loss), for an understanding of our operating results.  FFO, as defined under the National Association of Real Estate Investment Trusts (NAREIT) standards, consists of net income computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets, plus depreciation, amortization and impairment of real estate assets. We believe our method of calculating FFO complies with the NAREIT definition.  AFFO is FFO adjusted to exclude gains or losses on derivative liabilities and gain on debt conversion, which are non-cash charges against income and which do not represent results from our core operations. AFFO also adds back acquisition costs and equity offering expense. FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.  FFO and AFFO should not be considered as alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

Diluted FFO per share and diluted Adjusted FFO per share are computed after adjusting the numerator and denominator of the basic computation for the effects of any dilutive potential common shares outstanding during the period. The Company’s outstanding stock options and certain warrants to purchase common stock would be antidilutive and are not included in the dilution computation.

We use FFO and AFFO as performance measures to facilitate a periodic evaluation of our operating results relative to those of our peers.  We consider FFO and AFFO to be useful additional measures of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO and AFFO provide a meaningful indication of our performance.

EBITDA and Adjusted EBITDA
(Unaudited - In thousands)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
RECONCILIATION OF NET
EARNINGS (LOSS) TO
ADJUSTED EBITDA
Net earnings (loss)
attributable to common shareholders	$(11,301)	$1,537	$(12,651)	$(3,358)
Interest expense,
including discontinued operations	2,167	2,097	4,347	4,327
Loss on debt extinguishment	94	608	104	891
Income tax expense (benefit),
including discontinued operations	0	0	0	0
Depreciation and amortization,
including discontinued operations	1,655	1,842	3,331	3,802
EBITDA	(7,385)	6,084	(4,869)	5,662
Noncontrolling interest	(15)	4	(16)	(3)
Net gain on disposition of assets	(465)	(1,350)	(608)	(1,297)
Impairment	506	954	477	1,461
Preferred stock dividends
declared and undeclared	858	837	1,704	1,674
Unrealized (gain) loss on derivatives	11,718	(2,137)	9,603	(1,820)
Gain on debt conversion	(88)	0	(88)	0
Acquisition and termination expense	0	28	0	49
Terminated equity transactions	(3)	0	65	0
ADJUSTED EBITDA	$5,126	$4,420	$6,268	$5,726

EBITDA and Adjusted EBITDA are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We calculate EBITDA and Adjusted EBITDA by adding back to net earnings (loss) available to common shareholders certain non-operating expenses and non-cash charges which are based on historical cost accounting and we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods, even though EBITDA and Adjusted EBITDA also do not represent an amount that accrues directly to common shareholders. In calculating Adjusted EBITDA, we add back noncontrolling interest, net (gain) loss on disposition of assets, preferred stock dividends, acquisition expenses and equity offering expense which are cash charges. We also add back impairment, gain on debt conversion and unrealized gain or loss on derivatives, which are non-cash charges.

EBITDA and Adjusted EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net income, cash flow from operations or any other operating performance measure prescribed by GAAP. EBITDA and Adjusted EBITDA are not measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. Neither do the measurements reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of our operating performance. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Property Operating Income (POI) – Continuing and Discontinued Operations

This presentation includes non-GAAP financial measures, and should not be considered as an alternative to loss from continuing operations or loss from discontinued operations, net of tax.  The company believes that the presentation of hotel property operating income (POI) is helpful to investors, and represents a more useful description of its core operations, as it better communicates the comparability of its hotels’ operating results. Same store results for the quarter are for 47 hotels in continuing operations.

Unaudited-in thousands except statistical data:	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Total Same Store Hotels:
Revenue per available room (RevPAR):	$45.39	$41.75	$38.75	$37.12
Average daily room rate (ADR):	$64.92	$64.35	$62.83	$62.94
Occupancy percentage:	69.9%	64.9%	61.7%	59.0%

Revenue from room rentals and
other hotel services consists of:
Room rental revenue	$15,514	$14,278	$26,348	$25,246
Telephone revenue	3	3	5	5
Other hotel service revenues	542	508	996	919
Total revenue from room rentals
and other hotel services	$16,059	$14,789	$27,349	$26,170

Hotel and property operations expense
Total hotel and property operations expense	$11,102	$10,878	$20,924	$20,710

Property Operating Income ("POI")
Total property operating income	$4,957	$3,911	$6,425	$5,460

POI as a percentage of revenue from
room rentals and other hotel services
Total POI as a percentage of revenue	30.9%	26.4%	23.5%	20.9%

Discontinued Operations

Room rentals and other hotel services
Total room rental and other hotel services	$4,739	$7,614	$8,987	$14,411

Hotel and property operations expense
Total hotel and property operations expense	$3,484	$6,119	$7,104	$12,120

Property Operating Income ("POI")
Total property operating income	$1,255	$1,495	$1,883	$2,291

POI as a percentage of revenue from
room rentals and other hotel services
Total POI as a percentage of revenue	26.5%	19.6%	21.0%	15.9%

(Unaudited - In thousands, except statistical data)

POI from continuing operations is reconciled to net loss as follows:

	Three months ended June 30,		Six months ended June 30,
RECONCILIATION OF NET LOSS FROM	2014	2013	2014	2013
CONTINUING OPERATIONS TO POI
FROM CONTINUING OPERATIONS
Net earnings (loss)
from continuing operations	$(11,287)	$2,040	$(11,974)	$(837)
Depreciation and amortization	1,617	1,532	3,219	3,122
Net loss on disposition of assets	1	8	27	37
Other (income) expense	11,624	(2,131)	9,478	(1,834)
Interest expense	1,819	1,330	3,548	2,669
Loss on debt extinguishment	94	117	104	208
General and administrative expense	1,092	980	2,077	2,039
Acquisition and termination expense	0	28	0	49
Equity offering expense	(3)	0	65	0
Impairment expense	0	7	(119)	7
POI - continuing operations	$4,957	$3,911	$6,425	$5,460

POI from discontinued operations is reconciled to loss from discontinued operations, net of tax, as follows:

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Gain (loss) from discontinued operations	$829	$338	$1,011	$(850)
Depreciation and amortization
from discontinued operations	38	310	112	680
Net gain on disposition of assets
from discontinued operations	(466)	(1,358)	(635)	(1,334)
Interest expense from discontinued operations	348	767	799	1,658
Loss on debt extinguishment	0	491	0	683
Impairment losses from discontinued operations	506	947	596	1,454
POI - discontinued operations	$1,255	$1,495	$1,883	$2,291

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

POI--continuing operations	4,957	3,911	6,425	5,460
POI--discontinued operations	1,255	1,495	1,883	2,291
Total - POI	$6,212	$5,406	$8,308	$7,751

Total POI as a percentage of revenues	29.9%	24.1%	22.9%	19.1%

The comparisons of same store operations are for 47 hotels in continuing operations as of April 1, 2013 for the three months ended June 30, 2014 and exclude 16 properties held for sale.

Supertel Hospitality, Inc.
Operating Statistics by Region
For three and six months ended June 30, 2014 and 2013, respectively
(Unaudited - except per share data)

	Three months ended June 30, 2014				Three months ended June 30, 2013
	Room				Room
Region	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Mountain	106	$47.14	79.6%	$59.26	106	$47.46	83.6%	$56.79
West North Central	1,150	38.98	71.2%	54.73	1,150	37.54	69.4%	54.09
East North Central	723	47.80	68.5%	69.78	723	45.83	67.0%	68.42
Middle Atlantic	142	48.48	78.0%	62.18	142	46.54	74.3%	62.61
South Atlantic	1,097	53.82	70.2%	76.62	1,097	47.13	60.6%	77.80
East South Central	364	45.28	67.4%	67.14	364	38.46	59.4%	64.75
West South Central	176	21.58	58.1%	37.12	176	18.63	46.1%	40.44
Total Same Store	3,758	$45.39	69.9%	$64.92	3,758	$41.75	64.9%	$64.35

Total Continuing Operations	3,758	$45.39	69.9%	$64.92	3,758	$41.75	64.9%	$64.35

States included in the Regions
Mountain	Montana
West North Central	Iowa, Kansas, Missouri, Nebraska and South Dakota
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Louisiana

	Three months ended June 30, 2014				Three months ended June 30, 2013
	Room				Room
Brand	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Select Service
Upscale
Hilton Garden Inn	100	$85.19	73.4%	$116.03	100	$87.85	69.3%	$126.71
Total Upscale	100	$85.19	73.4%	$116.03	100	$87.85	69.3%	$126.71
Upper Midscale
Comfort Inn / Suites	1,298	54.11	71.9%	75.28	1,298	48.66	65.8%	74.00
Other Upper Midscale	59	34.29	50.5%	67.83	59	26.54	40.5%	65.50
Total Upper Midscale	1,357	$53.25	71.0%	$75.04	1,357	$47.70	64.7%	$73.77
Midscale
Sleep Inn	90	50.03	65.7%	76.13	90	45.20	58.9%	76.74
Quality Inn	122	40.26	56.2%	71.65	122	32.20	46.7%	68.89
Total Midscale	212	$44.41	60.2%	$73.72	212	$37.72	51.9%	$72.67
Economy
Days Inn	642	35.86	66.3%	54.08	642	34.10	62.5%	54.61
Super 8	1,246	37.95	72.1%	52.64	1,246	36.37	70.3%	51.71
Other Economy (1)	201	50.18	69.5%	72.23	201	40.67	51.7%	78.63
Total Economy	2,089	$38.48	70.1%	$54.93	2,089	$36.09	66.1%	$54.58

Total Same Store	3,758	$45.39	69.9%	$64.92	3,758	$41.75	64.9%	$64.35

Total Continuing Operations	3,758	$45.39	69.9%	$64.92	3,758	$41.75	64.9%	$64.35

	1 Includes Rodeway Inn and Independent Brands

The comparisons of same store operations are for 47 hotels in continuing operations as of January 1, 2013 for the six months ended June 30, 2014 and exclude 16 properties held for sale.

	Six months ended June 30, 2014				Six months ended June 30, 2013
	Room				Room
Region	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Mountain	106	$39.90	70.1%	$56.90	106	$39.19	71.1%	$55.13
West North Central	1,150	32.87	62.2%	52.88	1,150	31.99	60.8%	52.58
East North Central	723	42.04	62.0%	67.85	723	39.44	59.9%	65.81
Middle Atlantic	142	40.78	69.2%	58.91	142	40.72	67.6%	60.28
South Atlantic	1,097	45.69	61.5%	74.30	1,097	44.38	58.7%	75.63
East South Central	364	37.45	57.5%	65.11	364	34.21	53.4%	64.10
West South Central	176	20.86	56.0%	37.26	176	17.66	42.0%	42.06
Total Same Store	3,758	$38.75	61.7%	$62.83	3,758	$37.12	59.0%	$62.94

Total Continuing Operations	3,758	$38.75	61.7%	$62.83	3,758	$37.12	59.0%	$62.94

States included in the Regions
Mountain	Idaho and Montana
West North Central	Iowa, Kansas, Missouri and Nebraska
East North Central	Indiana and Wisconsin
Middle Atlantic	Pennsylvania
South Atlantic	Florida, Maryland, North Carolina, Virginia and West Virginia
East South Central	Kentucky and Tennessee
West South Central	Louisiana

	Six months ended June 30, 2014				Six months ended June 30, 2013
	Room				Room
Brand	Count	RevPAR	Occupancy	ADR	Count	RevPAR	Occupancy	ADR
Select Service
Upscale
Hilton Garden Inn	100	$73.26	65.7%	$111.58	100	$81.83	64.6%	$126.61
Total Upscale	100	$73.26	65.7%	$111.58	100	$81.83	64.6%	$126.61
Upper Midscale
Comfort Inn / Suites	1,298	$45.79	63.4%	$72.25	1,298	$42.92	60.5%	$70.88
Clarion	59	31.18	47.0%	66.30	59	30.48	44.1%	69.07
Total Upper Midscale	1,357	$45.16	62.7%	$72.06	1,357	$42.37	59.8%	$70.82
Midscale
Sleep Inn	90	41.43	58.4%	70.94	90	38.81	53.7%	72.32
Quality Inn	122	31.99	46.8%	68.38	122	25.55	38.3%	66.66
Total Midscale	212	$36.00	51.7%	$69.61	212	$31.18	44.8%	$69.53
Economy
Days Inn	642	30.79	59.4%	51.81	642	30.42	57.0%	53.32
Super 8	1,246	31.81	62.6%	50.80	1,246	30.65	61.2%	50.11
Other Economy (1)	201	49.78	64.9%	76.64	201	47.09	57.8%	81.53
Total Economy	2,089	$33.22	61.9%	$53.71	2,089	$32.16	59.6%	$53.98

Total Same Store	3,758	$38.75	61.7%	$62.83	3,758	$37.12	59.0%	$62.94

Total Continuing Operations	3,758	$38.75	61.7%	$62.83	3,758	$37.12	59.0%	$62.94

	1 Includes Rodeway Inn and Independent Brands